                                 [LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated July 5, 1996, relating to the financial statements of Arbuckle Foods Inc., which appear in the Current Report on Form 8-K, dated July 16, 1996, of U.S. Office Products Company.




/s/THORNE LITTLE
THORNE LITTLE, Chartered Accountants
Abbotsford, B.C., Canada
March 31, 1997